EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTIONS 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Titan Energy Worldwide, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey W. Flannery, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 19341; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 3, 2013

/s/ Jeffrey W. Flannery
Jeffrey W. Flannery
Chief Executive Officer

1 As disclosure herein the Company’s Consolidated Financial statements included in this filing have not been audited by an independent accountat with professional standards for conducting such audit. Accordingly, the Company’s is not in compliance with rules and regulation of S-X,